Exhibit 99.2
FRANK W. HUNGER
Assistant Attorney General
Civil Division
FAITH S. HOCHBERG
United States Attorney
SUSAN C. CASSELL
Assistant United States Attorney
970 Broad Street, Room 502
Newark, New Jersey 07102
Tel: (201) 645-2844
JAY I. BRATT
Office of Consumer Litigation
U.S. Department of Justice
P.O. Box 386
Washington, D.C. 20044
Tel.: (202) 307-0414

Attorneys for Plaintiff
S.C. 8081
J.B. 2940

               IN THE UNITED STATES DISTRICT COURT
                     DISTRICT OF NEW JERSEY


UNITED STATES OF AMERICA,          :         Civil No.

               Plaintiff,          :

          -vs-                     :         CONSENT DECREE
                                             OF PERMANENT
BIOCRAFT LABORATORIES, INC.,       :         INJUNCTION
a corporation, and
HAROLD SNYDER, individually        :
and as president and chief
executive officer of Biocraft      :
Laboratories, Inc.,
                                   :
               Defendants.



     The United States of America, Plaintiff herein, by Faith S. Hochberg, United States Attorney for the District of New Jersey, having filed a Complaint for injunction against Biocraft Laboratories, Inc. ("Biocraft"), a corporation, and Harold Snyder, an individual, and Defendants, without admitting any of the allegations in the complaint and disclaiming any liability in connection therewith, having appeared and having consented to entry of this Decree without contest and before any testimony has been taken, and the United States of America having consented to the entry of this Decree and having moved this Court for this
Injunction:
          IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
     1. This Court has jurisdiction over the subject matter herein and has personal jurisdiction over all parties to this action.
     2. The complaint for injunction states a cause of action against Defendants under the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Secs. 301 et seq.
     3. Defendants and each and all of their officers, agents, directors, representatives, employees, attorneys, successors and assigns, and any and all persons in active concert or participation with any of them, are hereby permanently restrained and enjoined from directly or indirectly doing or causing the introduction or delivery for introduction into interstate commerce, and the manufacturing, processing, packing, or labeling (except for validation purposes), while held for sale after shipment of one or more of its components in interstate commerce, of certain articles of drug, as defined by 21 U.S.C. Sec. 321(g) (hereinafter referred to as "drug"), including Amoxicillin for Oral Suspension ("FOS") (Human and veterinary), Amiloride with Hydrochlorothiazide ("HCTZ"), Nystatin Oral Suspension, and Ampicillin FOS, and any other drug product not in compliance with the requirements of paragraphs 4, 5, and 6 below, unless and until:
               a. The methods used in, and the facilities and controls used for, the manufacturing, processing, packing, labeling, or holding of these articles of drug are established, administered, and operated in conformity with 21 U.S.C.
Sec. 351(a)(2)(B) and the current, good manufacturing practice ("CGMP") regulations as set forth at 21 C.F.R. Parts 210 and 211;
               b. Defendants select an independent person or persons who by reason of training and experience are qualified to make inspections of drug manufacturing facilities and laboratories (hereinafter referred to as "expert") to inspect Defendants' manufacturing and laboratory facilities and certify in writing, with supporting documentation, to the Food and Drug Administration ("FDA") that:
                    (1)  the manufacturing processes used for
Amoxicillin FOS (Human and Veterinary), Amiloride with HCTZ, Nystatin Oral Suspension, and Ampicillin FOS are validated;
                    (2) the in-process, finished product, and stability test methods are validated for Amoxicillin FOS (Human and Veterinary), Amiloride with HCTZ, Nystatin oral suspension, and Ampicillin FOS, and the number of tests is sufficient to ensure that each drug product has the identity and strength, and meets the quality and purity characteristics which it purports or is represented to possess;
                    (3)  a stability plan, including a stability
protocol, is in place for each drug product listed in subparagraph (b)(1) above;
                    (4)  a failure investigation procedure is
established and administered that requires Defendants to:
(a) identify and document the probable cause(s) of each failure or take reasonable steps to identify the probable cause(s) of each failure and reasonably conclude that the probable cause(s) cannot be determined; (b) extend an investigation to other batches of the same drug product, including previous batches with the same or similar failures, and other drug products that may have been associated with the failure; (c) document the investigation fully in a report that is signed by the person who conducted the investigation and that includes a description of any corrective action taken; and (d) require review and approval of the report by the quality unit director or a person of equivalent or higher responsibility for the release of finished product lots;
                    (5)  Defendants, with the assistance of one
or more experts, have trained each analyst in the proper use of all test methods and applicable laboratory equipment. The expert shall certify to FDA in writing for each analyst: (a) the name of the expert conducting, supervising, or reviewing the training,
(b) the test methods in which, and the equipment on which, an analyst has been trained, and (d) the date(s) on which the analyst received each type of training;
                    (6)  the methods (excluding those for any
product not identified in subparagraph 3(b)(1) above), facilities, and controls at each of Defendants' facilities where each product listed in subparagraph 3(b)(1) is manufactured and stored are established, administered, and operated in conformity with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.P.R. Parts 210 and 211; and
                    (7)  the methods (excluding those for any
product not identified in subparagraph 3(b)(1) above), equipment, recordkeeping, and controls at each of Defendant's laboratories are established, administered, and operated in conformity with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211.
               c.   Such certification is submitted to the
District Director of the Newark District office, United States Food and Drug Administration, Department of Health and Human Services, 61 Main Street, West Orange, New Jersey 07052 (hereinafter referred to as "the Newark District Office"), for FDA's review and evaluation and FDA notifies Defendants in writing that FDA accepts such certification;
               d.   Defendants report to FDA in writing the
actions they have taken to ensure that the methods, facilities, and controls used in and for the laboratories and the manufacturing, processing, packing, labeling, and holding of these drugs have been established and will be administered and operated continuously in conformity with 21 U.S.C.
Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211;
               e. After FDA receives the submissions required under subparagraphs 3(b) and 3(d) above, duly authorized FDA representatives make one or more inspections, as described in paragraph 12 herein. FDA shall exercise its best efforts to begin such an inspection within ton (10) business days after receiving the submissions pursuant to subparagraphs 3(b) and 3(d) or notify Defendants in writing that no inspection will occur;
               f.   FDA notifies Defendants in writing that
Defendants' manufacturing (including testing methods), processing, packing, labeling, and storage of such drugs appear to be in conformity with the requirements set forth herein and with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211. FDA shall exercise its best efforts to provide such notification within ten (10) business days after completing each inspection for each product conducted pursuant to subparagraph 3(e) above; and
               g.   After submission to FDA of the expert
certification for Amoxicillin FOS (Human and Veterinary) pursuant to subparagraph 3(c) above, Defendants may resume manufacturing of these drugs at their own risk provided that such drugs are held in quarantine and are destroyed upon FDA's request if FDA determines, pursuant to subparagraph 3(f) above, that Defendants do not appear to be in conformity with the requirements set forth herein and with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.P.R. Parts 210 and 211. Defendants may release the drugs from quarantine if FDA determines, pursuant to paragraph 3(f) above, that Defendants appear to be in conformity with the requirements set forth herein and with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211.
     4. Notwithstanding paragraph 3 above, no provision of this Decree shall prohibit Defendants from continuing to manufacture and distribute Clindamycin, Caphalexin FOS, Cephradine FOS and capsules, and Amitriptyline so long as the following conditions have been met:
          a. Within fourteen (14) days after the entry of this Decree, Defendants select an expert to inspect Defendants' facilities, laboratories, and manner of operating to evaluate whether the methods used in, and the facilities and controls used for, the manufacturing, processing, packing, labeling, and holding of clindamycin, Cephalexin FOS, Cephradine FOS and capsules, and Amitriptyline are established, administered, and operated by Defendants in conformity with 21 U.S.C.
Sec. 351(a)(2)(B) and the CCMP regulations as set forth at 21 C.F.R. Parts 210 and 211; and such expert submits to FDA, within those fourteen (14) days, written certification, with documentation, for each of these drug products that:
               (1)  the manufacturing process used for Cephalexin
FOS is validated;
               (2)  the in-process, finished product, and
stability test methods for Clindamycin, cephalexin FOS, Caphradine FOS and capsules, and Amitriptyline are validated and the number of tests is sufficient to ensure that each drug product has the identity and strength, and meets the quality and purity characteristics which it purports or is represented to possess;
               (3)  a stability plan, including a stability
protocol, is in place for each drug product listed in subparagraph 4(a)(1) above. In addition, with respect to Cephradine FOS and capsules, an expert shall certify and provide documentation that there are sufficient stability data to support a reduced eighteen (18) month expiration date; and
               (4)  a failure investigation procedure is
established and administered that requires Defendants to:
(a) identify and document the probable cause(s) of each failure or take reasonable steps to identify the probable cause(s) of each failure and reasonably conclude that the probable cause(s) cannot be determined; (b) extend an investigation to other batches of the same drug product, including previous batches with the same or similar failures, and other drug products that may have been associated with the failure; (c) document the investigation fully in a report that is signed by the person who conducted the investigation and that includes a description of any corrective action taken; and (d) require review and approval of the report by the quality unit director or a person of equivalent or higher responsibility for the release of finished product lots;
          b. The expert certifies to FDA in writing, within thirty (30) days after the certification required under subparagraph 4(a) above, the following:
               (1) the methods (excluding those for any product not identified in subparagraph 4(a) above), facilities, and controls at each of Defendants' facilities where each product listed in subparagraph 4(a) is manufactured and stored are established, administered, and operated in conformity with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211; and
               (2) the methods (excluding those for any product not identified in subparagraph 4(a) above), equipment, recordkeeping, and controls at each of Defendants' laboratories are established, administered, and operated in conformity with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211.
          c. FDA notifies Defendants in writing that FDA accepts such certification.
          d. In the event that FDA does not accept the expert's certification for any drug identified in subparagraph 4(a), Defendants shall cease manufacturing and distributing the drug within forty-eight (48) hours after receiving notice of FDA's decision.
     5. Notwithstanding paragraph 3 above, no provision of this Decree shall prohibit Defendants from continuing to manufacture and distribute Albuterol Sulfate tablets, Metoclopramide tablets, Disopyramide capsules, Sulfamethoxazole with Trimethoprim ("SMZ/TMP") tablets and Oral Solution, and Amoxicillin Chewable Tablets so long as the following conditions have been met:
          a. Within one hundred and twenty (120) days after the entry of this Decree, Defendants select an expert to inspect Defendants' facilities, laboratories, and manner of operating to evaluate whether the methods used in, and the facilities and controls used for, the manufacturing, processing, packing, labeling, and holding of Albuterol Sulfate tablets, Metoclopramide tablets, Disopyramide capsules, SMZ/TMP tablets and Oral Solution, and Amoxicillin Chewable Tablets are established, administered, and operated by Defendants in conformity with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211; and such expert submits to FDA, within those one hundred and twenty (120) days, written certification, with documentation, for each of these drug products that:
               (1) the manufacturing process used for each of these drug products has been validated according to a validation protocol that includes the following:
                    (i)  an evaluation of the prior history of
the product for the past two years;
                   (ii) validation of three consecutive lots has been performed, with any failures at the blend or finished product stage addressed in terms of the continued validity of the manufacturing process;
                  (iii) bland testing of in-process dry material must be conducted on samples taken from both the blender as well as from the downloaded drums, must include at least 10 locations from the most likely areas of non-uniformity in the blender as well as two samples from the top, middle, and bottom of all downloaded drums, and must use sample sizes that do not exceed three (3) times the weight of the run weight of the dosage form; and
                   (iv) finished product testing must include at least sixty (60) finished dosage form units divided into two (2) groups of thirty (30) being tested for content uniformity, and all products must meet the USP content uniformity specifications;
               (2)  a failure investigation procedure is
established and administered that requires Defendants to:
(a) identify and document the probable cause(s) of each failure or take reasonable steps to identify the probable cause(s) of each failure and reasonably conclude that the probable cause(s) cannot be determined; (b) extend an investigation to other batches of the same drug product, including previous batches with the same or similar failures, and other drug products that may have been associated with the failure; (c) document the investigation fully in a report that is signed by the person who conducted the investigation and that includes a description of any corrective action taken; and (d) require review and approval of the report by the quality unit director or a person of equivalent or higher responsibility for the release of finished product lots;
               (3) Defendants, with the assistance of one or more experts, have trained each analyst in the proper use of all test methods and applicable laboratory equipment. The expert shall certify to FDA in writing for each analyst: (a) the name of the expert conducting, supervising, or reviewing the training,
(b) the test methods in which, and the equipment on which, an analyst has been trained, and, (d) the date(s) on which the analyst received each type of training;
               (4)  the in-process, finished product, and
stability test methods are validated and the number of tests is sufficient to ensure that each of these drug products has the identity and strength, and meets the quality and purity characteristics which it purports or is represented to possess;
               (5) the methods (excluding those for any product not identified in subparagraph 5(a) above), facilities, and controls at each of Defendants' facilities where these drug products are manufactured and stored are established, administered, and operated in conformity with 21 U.S.C.
Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211; and
          b. With respect to SMZ/TMP tablets and oral Solution, Defendants reinstitute blend testing of in-process dry material for 20 consecutive lots following revalidation; and
          c. FDA notifies Defendants in writing that FDA accepts such certification.
          d. In the event that FDA does not accept the expert's certification for any drug identified in subparagraph (a), Defendants shall cease manufacturing and distributing the drug within forty-eight (48) hours after receiving notice of FDA's decision.
     6. Notwithstanding paragraph 3 above, no provision of this Decree shall prohibit Defendants from continuing to manufacture and distribute any drug not identified in paragraphs 3-5 so long as the following conditions have been met:
          a. Defendants select an expert to inspect Defendants' facilities, laboratories, and manner of operating to evaluate whether the methods used in, and the facilities and controls used for, the manufacturing, processing, packing, labeling, and holding of any drug are established, administered, and operated by Defendants in conformity with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211. Within eighteen (18) months after entry of this Decree, and subject to a schedule submitted to FDA within fourteen (14) days after entry of this Decree and approved by FDA, such expert submits to FDA written certification, with documentation, for each drug product (including clindamycin, Amitriptyline, and Cephradine POS and capsules) that:
               (1) the manufacturing process used for each drug product is validated, including in such certification a list of out-of-specification results for all lots produced within the past two years or the last 20 lots, whichever is greater;
               (2)  a failure investigation procedure is
established and administered that requires Defendants to:
(a) identify and document the probable cause(s) of each failure or take reasonable steps to identify the probable cause(s) of each failure and reasonably conclude that the probable cause(s) cannot be determined; (b) extend an investigation to other batches of the same drug product, including previous batches with the same or similar failures, and other drug products that may have been associated with the failure; (c) document the investigation fully in a report that is signed by the person who conducted the investigation and that includes a description of any corrective action taken; and (d) require review and approval of the report by the quality unit director or a person of equivalent or higher responsibility for the release of finished product lots;
               (3) Defendants, with the assistance of one or more experts, have trained each analyst in the proper use of all test methods and applicable laboratory equipment. The expert shall certify to FDA in writing for each analyst: (a) the name of the expert conducting, supervising, or reviewing the training,
(b) the test methods in which, and the equipment on which, an analyst has been trained, and (d) the date(s) on which the analyst received each type of training.
               (4)  the in-process, finished product, and
stability test methods are validated and the number of tests is sufficient to ensure that each drug product has the identity and strength, and meets the quality and purity characteristics which it purports or is represented to possess; and
               (5) the methods, facilities, and controls at each of Defendants' facilities where the product is manufactured and stored are established, administered, and operated in conformity with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.P.R. Parts 210 and 211; and
          b. FDA notifies Defendants in writing that FDA accepts such certification.
          c. In the event that FDA does not accept the expert's certification for any drug subject to this paragraph, Defendants shall cease manufacturing and distributing the drug within forty-eight (48) hours after receiving notice of FDA's decision.
                             RECALLS
     7. With respect to Amoxicillin FOS Human and veterinary, Amiloride with HCTZ, Disopyramide capsules, Cephalexin FOS, Nystatin oral Suspension, Ampicillin FOS, Amoxicillin Chewable Tablets, and SMZ/TMP tablets, Defendants shall institute recalls of those lots identified in Exhibit A to this Decree within forty-eight (48) hours after entry of this Decree.
     8. Defendants shall, within forty-eight (48) hours, institute recalls of all other in-date drug product lots released before November 1993, release of which were based upon High Performance Liquid Chromatography ("HPLC") testing using computer programmed correction factors, unless within sixty (60) days after entry of this Decree:
          a. Retention samples of ten (10) percent of such finished drug product lots are retested and ninety-five (95) percent of the lots tested are within all required specifications that could have been affected by the use of computer programmed correction factors; and
          b. Such retesting is conducted by an independent laboratory, which FDA has, in writing, approved for this purpose. Alternatively, such retesting may be conducted at Defendants' laboratories if Defendants' expert certifies in writing, and such certification is accepted by FDA, that the laboratory methods are revalidated using data that are not based upon the HPLC computer programmed correction factors, that the methods are stability-indicating, and that the analytical chemist performing such retesting is certified by the expert to be adequately trained.
     9. Defendants shall institute recalls of any and all other lots of drug products that FDA deems necessary or appropriate. Such recalls (including those conducted pursuant to paragraphs 7 and 8) shall be conducted in cooperation with FDA and in accordance with the provisions of 21 C.P.R. Part 7. All costs of the recalls, including the costs of FDA's involvement in the recalls, shall be borne by Defendants.
                       GENERAL PROVISIONS
     10. After Defendants have achieved compliance with the terms of paragraphs 3 through 6 of this Decree, the Defendants and each and all of their officers, directors, agents, representatives, employees, attorneys, successors and assigns, and any and all persons in active concert or participation with them, are permanently restrained and enjoined from directly or indirectly doing or causing to be done any of the following acts:
          a. Violating 21 U.S.C. Sec. 331(a) by introducing or delivering for introduction into interstate commerce any drug that is adulterated within the meaning of 21 U.S.C.
Sec. 351(a)(2)(B), in that the methods used in, or the facilities or controls used for, its manufacture, processing, packing, or holding do not conform to, or are not operated or administered in conformity with CGMP, as set forth in 21 C.F.R. Parts 210 and 211; and
          b. Violating 21 U.S.C. Sec. 331(k) by manufacturing, processing, packing, labeling, holding, or doing any other act with respect to a drug while such drug is held for sale after its shipment or shipment of one or more of its components in interstate commerce, which act results in the drug being adulterated within the meaning of 21 U.S.C. Sec. 351(a)(2)(B) and 21 C.F.R. Part 210 or 211.
     11. Within thirty (30) days after receiving written notification pursuant to paragraph 3(f) above, Defendants shall retain an expert to conduct audit inspections, no less than twice a year for a period of four (4) years, and to certify in writing whether the facility remains in compliance with all requirements set forth in 21 C.F.R. Parts 210 and 211. Such person or persons shall prepare a written report on each facility and its operation at the conclusion of each audit inspection. Certifications and the full report of such inspections shall be available, upon request, to an FDA representative during the course of any FDA inspection conducted under the terms of this Decree or pursuant to 21 U.S.C. Sec. 374.
     12. FDA investigators are authorized to make inspections of Defendants' facilities, as FDA deems necessary, including all buildings, equipment, finished and unfinished materials, containers, labeling and all other promotional materials; to take photographs; and to examine and copy all records relating to the receipt, manufacturing, processing, packing, labeling, holding, and distribution of any of Defendants' drug products to ensure continuing compliance with the terms of this Decree. Such inspection shall be authorized upon presenting a copy of this Decree and FDA credentials. The inspection authority pursuant to this Decree is apart from and in addition to the authority to make inspections pursuant to 21 U.S.C. Sec. 374.
     13. At any time after Defendants have resumed operations, pursuant to FDA notification under paragraph 3 (f) above, or have received notification of FDA's acceptance of the certifications pursuant to paragraphs 4(c), 5(c), and 6(b) above, Defendants shall immediately cease and discontinue manufacturing, packing, labeling, and distributing any drug if, after inspection, investigation, laboratory analysis of samples, or other information, FDA notifies Defendants in writing that Defendants are not in compliance with this Decree or with 21 U.S.C.
Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211, with respect to that drug. This notice of non-compliance may, as FDA deems appropriate, require the Defendants to institute recalls; to issue safety alerts; to revise labeling; and to take any other action provided by the Act or implementing regulations.
     14. Any cessation of operation as described in paragraph 13 above or pursuant to paragraphs 4(d), 5(d), and 6(c) above shall continue until Defendants receive from FDA written notification that Defendants appear to be in compliance with this Decree and with 21 U.S.C. Sec. 351(a)(2)(B) and the CGMP regulations as set forth at 21 C.F.R. Parts 210 and 211. Upon Defendants' written request, FDA shall endeavor to determine whether Defendants appear to be in compliance and, if so, issue to them written notification permitting resumption of operation.
     15. Defendants shall reimburse FDA for the costs of all FDA inspections, examinations, and analyses that FDA deems necessary to evaluate compliance efforts under this Decree, and the costs of FDA's involvement in all recalls, at the following rates:
$49.00 per hour and any fraction thereof per representative for inspectional work; $59.00 per hour and any fraction thereof per representative for laboratory and analytical work; $0.25 per mile for travel expenses; and $121.00 per day for subsistence expenses, where reasonably necessary.
     16. All FDA decisions rendered pursuant to this Decree shall be vested in the discretion of FDA, and shall be delivered in writing to the Defendants with an explanation for the decision. Defendants shall abide by the decision of FDA, which decision shall be final as provided in this Decree, or unless and until overturned, modified, or stayed by the Court after review as provided in this paragraph. Any FDA decision under this Decree shall be reviewable by this court based solely upon the written record before FDA when the decision is made. At Defendants' request, the Plaintiff shall not oppose expedited judicial review of any decision by FDA under this Decree. The record shall be limited to any material before FDA when its decision is made, including FDA's initial decision, Defendants' response thereto, if any, and FDA's written reply to Defendants' response, and any other material submitted to FDA by Defendants.
     17. Defendants shall provide a copy of this Decree, by personal service or registered mail, within ten (10) calendar days of its entry, to each of their officers, agents, representatives, employees, successors, assigns, attorneys, and any and all persons in active concert or participation with any or all of them, and shall provide the Director of the Newark District office with an affidavit within thirty (30) calendar days after the date of the entry of this Decree stating the fact and manner of compliance with this paragraph and identifying the name and title or position of each person so notified and the manner of notification.
     18. Defendants shall notify the Director of the Newark District Office at least fifteen (15) calendar days before any change in ownership or character of Defendants' business, including, but not limited to: dissolution, assignment, or sale, which change results in the emergence of a successor corporation, creation or dissolution of subsidiaries, or any other change in the corporate structure of Biocraft Laboratories, Inc., or the sale or assignment of any business asset, such as buildings, equipment, or inventory that may effect a change in ownership in Defendants' business. Defendants shall provide a copy of this Decree to any successor or assign at least thirty (30) calendar days prior to any sale or assignment.
     066 If Defendants violate this Decree and are found in civil or criminal contempt thereof, Defendants shall, in addition to other remedies, reimburse Plaintiff for attorney fees, investigational and analytical expenses, administrative and court costs, and any other costs or fees related to such enforcement proceedings.
     20. This Court retains jurisdiction of this action for the purpose of modifying this Decree and for granting such additional relief as may be necessary or appropriate.
     21. This Decree's provisions shall not apply to Defendants' bulk pharmaceutical manufacturing operations.
     22. Defendants shall bear their own costs, including attorney fees, for compliance with this Decree in addition to any costs expressly provided herein.

     We hereby consent to entry of the foregoing Decree.


___________________________        FRANK W. HUNGER
Biocraft Laboratories, Inc.        Assistant Attorney General
by Harold Synder, President        Civil Division
                                   U.S. Department of Justice

________________________           FAITH S. HOCHBERG
Harold Snyder,                     United States Attorney
individually                       District of New Jersey

________________________
Roger C. Thies
Hyman, Phelps &                    By: _________________________
  McNamara, P.C.                   Susan C. Cassell
Attorneys for Defendants           Assistant United States
                                     Attorney
                                   970 Broad Street, Room 502
                                   Newark, New Jersey  07102

                                   Jay I. Bratt
                                   Attorney
                                   U.S. Department of Justice
                                   P.O. Box 386
                                   Washington, D.C.  20044
                                   (202) 307-0414

                                   Of Counsel:

                                   Margaret Jane Porter
                                   Chief Counsel
                                   Areta L. Kupchyk
                                   Assistant Chief Counsel for
                                     Enforcement
                                   Food and Drug Administration
                                   5600 Fishers Lane
                                   Rockville, Maryland  20857

SO ORDERED:

Dated this ________ day of July, 1994.

                                        _________________________
                                        United States District
                                        Judge

                            EXHIBIT A



Product                            Lot(s)

Amiloride HCTZ                     All in-date lots


Amoxicillin FOS (Human)            29000
                                   31212
                                   31337
                                   31340
                                   31364
                                   31954
                                   33343
                                   33351
                                   33674


Amoxicillin FOS (Veterinary)       All in-date lots


Amoxicillin Chewable Tablets       33269


Ampicillin FOS                     All in-date lots


Cephalexin FOS                     52918
                                   52923
                                   52964
                                   53047


Disopyramide capsules              20533


Nystatin Oral Suspension           20834


SMZ/TMP tablets                    18030
                                   18104